SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the Report:  May 23, 2002

Commission file number 0-16182

AXSYS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-1962029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

175 Capital Boulevard, Suite 103

Rocky Hill, Connecticut 06067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 257-0200

Item 4. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Axsys Technologies, Inc. considers and recommends to the Board of Directors the selection of Registrant’s independent public accountants. As recommended by Registrant’s Audit Committee, effective as of May 23, 2002 Registrant’s Board of Directors dismissed Arthur Andersen LLP (“Andersen”) as its independent public accountants and engaged Ernst and Young LLP to serve as Registrant’s independent public accountants for 2002.

Andersen’s reports on Registrant’s consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Registrant’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Registrant’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Registrant provided Andersen with a copy of the foregoing disclosures.  Attached, as Exhibit 16, is a copy of Andersen’s letter, dated May 23, 2002, stating its agreement with such statements.

During Registrant’s two most recent fiscal years and through the date of this Form 8-K, Registrant did not consult Ernst and Young LLP with respect to the application or accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) The following Exhibits are filed as part of this report:

Exhibit 16 — Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 23, 2002.

Exhibit 99.2 — Press Release dated May 23, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AXSYS TECHNOLOGIES, INC.

/s/ David A. Almeida
David A. Almeida
Chief Financial Officer and Treasurer
(Authorized Officer of the Registrant, Principal Financial Officer and Principal Accounting Officer)
Date: May 23, 2002